UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2007

NATIONAL HEALTH PARTNERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-51731	04-3786176
State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

120 Gibraltar Road, Suite 107
Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 682-7114

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2007, National Health Partners, Inc. (the “Company”) granted a restricted stock award (the “Restricted Stock Award”) to David M. Daniels, its Chief Executive Officer, with respect to 600,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”).  The Restricted Stock Award vests in four equal annual installments commencing on the first anniversary of the date of grant.  In the event the Company terminates the employment of Mr. Daniels without “cause” or Mr. Daniels terminates his employment with the Company for “good reason,” as such terms are defined in Mr. Daniel’s employment agreement, the Restricted Stock Award will vest in full immediately.  In the event the employment of Mr. Daniels is terminated by the Company for “cause” or is terminated by reason of death or disability, or Mr. Daniels terminates his own employment (other than for “good reason”), any shares of common stock that have not vested as of the date of termination will be forfeited to the Company and cancelled.

On September 4, 2007, the Company granted stock options (the “Options”) to Alex Soufflas, its Chief Financial Officer and Executive Vice President, and Patricia S. Bathurst, its Vice President — Marketing, to acquire 500,000 and 400,000 shares of Common Stock, respectively.  The Options are for a term of 10 years, have an exercise price of $0.50 per share (the closing market price of the Common Stock on the OTC Bulletin Board on the date of grant), and vest in four equal annual installments commencing on the first anniversary of the date of grant.  In the event the employment of the Mr. Soufflas or Ms. Bathurst is terminated by the Company without “cause” or Mr. Soufflas or Ms. Bathurst terminate their respective employment with the Company for “good reason,” as such terms are defined in their respective employment agreements, their respective Option will vest in full immediately.  In the event the employment of Mr. Soufflas or Ms. Bathurst is terminated by reason of death or disability, or Mr. Soufflas or Ms. Bathurst terminate their own employment (other than for “good reason”), their respective Option may be exercised to the extent it was vested on the date of such termination until the earlier of the date that is 90 days after the date of such termination of employment (one year in the case of termination due to retirement or disability) or the expiration date of the Option.  In the event the employment of the Mr. Soufflas or Ms. Bathurst is terminated for “cause,” their respective Option will terminate immediately.

The foregoing descriptions of the Restricted Stock Award and Options do not purport to be complete and are qualified in their entirety by the terms of the Restricted Stock Award and Options filed as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are hereby filed with this report.

10.1	Restricted Stock Award, dated September 4, 2007, issued by the Company to David M. Daniels

10.2	Option to Acquire Shares of Common Stock, dated September 4, 2007, issued by the Company to Alex Soufflas

10.3	Option to Acquire Shares of Common Stock, dated September 4, 2007, issued by the Company to Patricia S. Bathurst

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTH PARTNERS, INC.

Dated: September 5, 2007	/s/ David M. Daniels
David M. Daniels
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Restricted Stock Award, dated September 4, 2007, issued by the Company to David M. Daniels

10.2	Option to Acquire Shares of Common Stock, dated September 4, 2007, issued by the Company to Alex Soufflas

10.3	Option to Acquire Shares of Common Stock, dated September 4, 2007, issued by the Company to Patricia S. Bathurst